                                                                   EXHIBIT 10.22

                              DOVER SADDLERY, INC.
                                 525 Great Road
                               Littleton, MA 01460

                                                 Dated as of: September 16, 2005

Bank of America, N.A.
(successor by merger to Fleet National Bank)
100 Federal Street
Boston, Massachusetts 02110

     Re:  First Amendment to Amended and Restated Loan Agreement

Ladies and Gentlemen:

     We refer to the Amended and Restated Loan Agreement, dated as of December 11, 2003 (as amended from time to time, the "Agreement"), between Dover Saddlery, Inc. (the "Borrower") and Bank of America, N.A. (successor by merger to Fleet National Bank) (the "Bank"). Upon the terms and subject to the conditions contained in the Agreement, you agreed to make Revolving Loans to the Borrower.

     Terms used in this letter of agreement (the "First Amendment") which are not defined herein, but which are defined in the Agreement, shall have the same respective meanings herein as therein.

     We have requested that you make certain amendments to the Agreement. You have advised us that you are prepared and would be pleased to make the amendments so requested by us on the condition that we join with you in this First Amendment.

     Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this First Amendment, and fully intending to be legally bound by this First Amendment, we hereby agree with you as follows:

                                    ARTICLE I

                             AMENDMENTS TO AGREEMENT

     Effective as of September 16, 2005, the Agreement is amended in each of the following respects:

     (a) The terms "Loan Documents" and "Security Documents" shall, wherever used in any of the Loan Documents or Security Documents, be deemed to also mean and include this First Amendment.

     (b) The term "Lender" shall, wherever used in any of the Loan Documents or Security Documents, be deemed to refer to "Bank of America, N.A. (successor by merger to Fleet National Bank)".

     (c) The table set forth in the definition of "Applicable Margin" is amended to read in its entirety as follows:

                                         Base Rate   Libor Rate   Commitment Fee
Funded Debt Ratio:                         Margin      Margin         Margin
------------------                       ---------   ----------   --------------
Category 1                                 1.00%        3.25%          0.25%
> or = 3.50x
Category 2                                 0.75%        3.00%          0.25%
Less than 3.50x and Greater than or
equal to 3.00x
Category 3                                 0.50%        2.75%          0.25%
Less than 3.00x and Greater than or
equal to 2.50x
Category 4                                 0.00%        2.25%          0.25%
Less than 2.50x and Greater than or
equal to 2.00x
Category 5                                 0.00%        1.75%          0.25%
< 2.00x

     (d) The following new definition is inserted in Section 1.1 of the Agreement immediately after the definition of "Capital Expenditures":

          "Change of Control" means an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who


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
               were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

          (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities.

     (e) The following new sentence is added at the end of the definition of "EBITDA":

               It is agreed that there shall be excluded from the computation of EBITDA one-time, non-recurring transaction expenses, not to exceed $450,000 in the aggregate, which are directly related to the IPO and the transactions contemplated by the First Amendment, the Subordinated Debt Documents delivered in connection therewith, and the Recapitalization Agreement, and which are actually deducted in calculating EBITDA, provided, however, that such expenses (a) are paid within 6 months after the date of the First Amendment, (b) are expensed and not capitalized, and (c) are excluded only for any period of computation of EBITDA which includes the fiscal quarter in which such expenses have been deducted.

     (f) The following new definition is inserted in Section 1.1 of the Agreement immediately after the definition of "Inventory":


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
               "IPO" means a public offering of shares of the Parent's capital stock pursuant to an effective registration statement on Form S-1, or successor form, of the Securities and Exchange Commission, to be closed prior to March 30, 2006, and pursuant to which the aggregate gross proceeds to the Parent and selling shareholders in the offering are not less than $20,000,000.

     (g) The term "Maturity Date" is amended to read in its entirety as follows:

               "Maturity Date" means September 16, 2008.

     (h) The term "Maximum Amount" is amended to read in its entirety as follows:

               "Maximum Amount" shall be $16,000,000.

     (i) The term "Subordinated Debt Documents" shall, wherever used in any of the Loan Documents or Security Documents, be deemed to also mean and include each such instrument and document as amended and restated on September 16, 2005, together with the Warrant to purchase shares of common stock of the Parent issued on such date.

     (j) The term "Subordination Agreement" shall, wherever used in any of the Loan Documents or Security Documents, be deemed to refer to the Amended and Restated Subordination Agreement, dated as of September 16, 2005, among the Subordinated Lender, the Loan Parties and the Lender, as the same may be amended, modified or supplemented from time to time.

     (k) Section 5.9 of the Agreement is amended by inserting the following new third sentence at the end thereof:

          In addition, the Borrower may pay to Citizens Ventures, Inc. ("Citizens") on September 16, 2005, in exchange for 603,889 shares of convertible preferred stock of the Parent held by Citizens, upon the conversion of such shares into the Parent's common stock, an amount equal to $6,000,000, of which up to $2,000,000 may be financed with proceeds of the Revolving Loans. Such repurchase shall be consummated pursuant to the Redemption Agreement, dated as of August 26, 2005, between the Parent and Citizens (the "Redemption Agreement").

     (l) The first sentence of Section 5.12 of the Agreement is amended by inserting, immediately after the parenthetical, the following:

          and for the consummuration of the repurchase of shares contemplated by the Redemption Agreement, provided that not more than $2,000,000 of such repurchase shall be financed with proceeds of the Revolving Loans.


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     (m) It is acknowledged by the Lender that neither the Parent Guaranty nor
Section 5.14 of the Agreement shall prohibit the modification of the Parent's Charter, upon consummation of the IPO, pursuant to the "Second Amended and Restated Certificate of Incorporation of Dover Saddlery, Inc.", in the form previously delivered to the Lender for its approval.

     (n) The table set forth in Section 5.17 of the Agreement is amended to read in its entirety as follows:

PERIOD                                                        MAXIMUM RATIO
------                                                        -------------
For the fiscal quarter ending on September 30, 2005            4.70 to 1.0
For the fiscal quarter ending on December 31, 2005             4.00 to 1.0
For the fiscal quarter ending on March 31, 2006                4.00 to 1.0
For the fiscal quarter ending on June 30, 2006                 4.00 to 1.0
For the fiscal quarter ending on September 30, 2006            4.00 to 1.0
For the fiscal quarter ending on December 31, 2006             3.50 to 1.0
For the fiscal quarter ending on March 31, 2007                3.50 to 1.0
For the fiscal quarter ending on June 30, 2007                 3.50 to 1.0
For the fiscal quarter ending on September 30, 2007            3.50 to 1.0
For any fiscal quarter ending on or after December 31, 2007    3.00 to 1.0

     Notwithstanding the foregoing, from and after consummation of the IPO the foregoing Maximum Ratio shall be adjusted to 3.00 to 1.0 for each fiscal quarter thereafter.

     (o) The table set forth in Section 5.18 of the Agreement is amended to read in its entirety as follows:

PERIOD                                                        MAXIMUM RATIO
------                                                        -------------
For the fiscal quarter ending on September 30, 2005            3.00 to 1.0
For the fiscal quarter ending on December 31, 2005             2.75 to 1.0
For the fiscal quarter ending on                               2.75 to 1.0


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

March 31, 2006
For the fiscal quarter ending on June 30, 2006                 2.75 to 1.0
For the fiscal quarter ending on September 30, 2006            2.75 to 1.0
For the fiscal quarter ending on December 31, 2006             2.50 to 1.0
For the fiscal quarter ending on March 31, 2007                2.50 to 1.0
For the fiscal quarter ending on June 30, 2007                 2.50 to 1.0
For the fiscal quarter ending on September 30, 2007            2.50 to 1.0
For any fiscal quarter ending on or after December 31, 2007    2.25 to 1.0

     Notwithstanding the foregoing, from and after consummation of the IPO the foregoing Maximum Ratio shall be adjusted to 2.00 to 1.0 for each fiscal quarter thereafter.

     (p) The table set forth in Section 5.19 of the Agreement is amended to read in its entirety as follows:

PERIOD                                                          MINIMUM
------                                                        ----------
For the fiscal quarter ending on September 30, 2005           $4,750,000
For the fiscal quarter ending on December 31, 2005            $5,000,000
For the fiscal quarter ending on March 31, 2006               $5,000,000
For the fiscal quarter ending on June 30, 2006                $5,000,000
For the fiscal quarter ending on September 30, 2006           $5,000,000
For any fiscal quarter ending on or after December 31, 2006   $5,500,000

     (q) Section 5.12 of the Agreement is amended to read in its entirety as follows:

               Capital Expenditures. The Borrower will not make Capital Expenditures in excess of $1,250,000 in the aggregate during any fiscal year without the prior written consent of the Lender.

     (r) The table set forth in Section 5.27 of the Agreement is amended to read in its entirety as follows:


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

FISCAL YEAR                MAXIMUM AMOUNT
-----------                --------------
Ending December 31, 2005     $1,400,000
Ending December 31, 2006     $1,600,000
Ending December 31, 2007     $2,100,000
Ending December 31, 2008     $2,600,000

     (s) Section 6.1 (xi) of the Agreement is amended to read in its entirety as follows:

(xi) any change in equity ownership of the Parent which would result in Stephen
L. Day owning less than 80% of the issued and outstanding shares of capital stock of the Parent owned by him on and as of the Closing Date (or, subsequent to consummation of the IPO, owning less than 10% of the issued and outstanding shares of capital stock of the Parent) or which would, for any reason other than consummation of the IPO, result in the Lender having a first-priority secured pledge of less than 51% of the issued and outstanding capital stock of the Parent, or any Change of Control shall occur subsequent to consummation of the IPO, or any change in equity ownership of the Borrower or Smith Brothers which would result in the Parent owning, both legally and beneficially, on a fully-diluted basis, less than 100% of each class of the capital stock of the Borrower or Smith Brothers, respectively (such shares, and the Parent Shares, being subject to a first-priority pledge in favor of the Lender pursuant to the Parent Pledge Agreement and the Pledge Agreement, respectively); or.

                                   ARTICLE II

            AMENDMENTS TO AMENDED AND RESTATED REVOLVING CREDIT NOTE

     Effective as of September 16, 2005, the Amended and Restated Revolving Credit Note (the "Note") is amended in each of the following respects:

     (a) Each reference in the Note to "$14,000,000" or "Fourteen Million Dollars ($14,000,000)", as the case may be, shall be deemed to be references to "$16,000,000" or "Sixteen Million Dollars ("$16,000,000)", as applicable.

     (b) The reference to the maturity date of "December 11, 2006" in the third paragraph thereof shall be deemed to be a reference to "September 16, 2008".

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to you as follows:

     (a) Representations in Agreement. Each of the representations and warranties made by the Borrower to you in the Agreement was true, correct and complete when made and is true, correct and complete in all material respects on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made by the Borrower on the date hereof and in this First Amendment (except to the extent such representations and warranties expressly relate to an earlier date).

     (b) No Defaults or Events of Default. No Default or Event of Default exists on the date of this First Amendment (after giving effect to all of the arrangements and transactions contemplated by this First Amendment).

     (c) Binding Effect of Documents. This First Amendment has been duly executed and delivered to you by the Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

                                   ARTICLE IV

                        PROVISIONS OF GENERAL APPLICATION

     (a) No Other Changes. Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and the provisions of the Agreement and each of the Loan Documents and Security Documents shall remain unmodified, and the Agreement and each of the other Loan Documents and Security Documents, as amended and supplemented by this First Amendment, are confirmed as being in full force and effect.

     (b) Governing Law. This First Amendment is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts. This First Amendment and the rights and obligations of each of the parties hereto and thereto shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

     (c) Binding Effect; Assignment. This First Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

     (d) Counterparts. This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one instrument. In making proof of this First Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     (e) Conflict with Other Agreements. If any of the terms of this First Amendment shall conflict in any respect with any of the terms of any of the Agreement or any other Loan Document, the terms of this First Amendment shall be controlling.


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
     (f) Conditions Precedent. This First Amendment shall be effective as of September 16, 2005, but only if:

          (i) the form of acceptance at the end of this First Amendment shall be signed by the Borrower and the Lender, and the Consent at the end of this First Amendment shall be signed by the Guarantors;

          (ii) the Lender shall have received the amendment fee from the Borrower in the amount of $100,000 (along with reimbursement of the Lender's out-of-pocket expenses (including legal fees) in connection with the transactions contemplated hereby);

          (iii) the Borrower shall have entered into, and thereafter maintain in effect, interest rate protection arrangements in form and substance, and in a minimum amount, satisfactory to the Lender (it being agreed by the Lender that such arrangements may be made by the 90th day following the date of this First Amendment);

          (iv) the Lender shall have received originals or copies of each of (x) the Citizens Ventures, Inc. Redemption Agreement, the Second Amendment to Shareholders' Agreement, and all related documents (collectively, the "Citizens Documents"), (y) the Subordinated Debt Documents (or modifications to the existing versions thereof) and (z) the Amended and Restated Subordination Agreement, each duly executed and delivered by the parties thereto, and each in form and substance satisfactory to the Lender;

          (v) the transactions contemplated by the Citizens Documents and the Subordinated Debt Documents shall have been consummated on the terms previously described in writing to the Lender, and each of the conditions precedent specified in any thereof shall have been duly satisfied and completed to the satisfaction of the Lender on or prior to the date hereof, notwithstanding any waiver or modification thereof;

          (vi) the Lender shall have received satisfactory evidence of appropriate corporate and, if necessary, shareholder approval of the proposed transactions;

          (vii) the Lender shall have received a legal opinion from Preti Flaherty Beliveau Pachios and Haley in form and substance satisfactory to the Lender; and

          (viii) the Lender shall have received from the Borrower a pro forma covenant compliance certificate, dated as of the date hereof, in substantially the form of Exhibit C to the Agreement, and the Applicable Margin shall be automatically adjusted as and to the extent required by such certificate.

     (g) Release of Pledge Agreement Upon IPO. The Lender agrees that if (but only if) the IPO is consummated, then, at the sole cost and expense of the Borrower, the Lender shall release from the Pledge Agreement all shares of capital stock held by the Lender in pledge thereunder.


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
     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this First Amendment and return such counterpart to the undersigned, whereupon this First Amendment, as so accepted by you, shall become a binding agreement between you and the undersigned.

                                        Very truly yours,

                                        The Borrower:

                                        DOVER SADDLERY, INC.


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Title: President

     The foregoing amendment is hereby accepted by the undersigned as of September 16, 2005.

The Bank:

BANK OF AMERICA, N.A.
(successor by merger to Fleet National Bank)


By: /s/ John F. Lynch
    ------------------------------------
Title: Senior Vice President


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
                              CONSENT OF GUARANTORS

     Each of DOVER SADDLERY, INC., a Delaware corporation and SMITH BROTHERS, INC. (collectively, the "Guarantors") has guaranteed the Obligations of the Borrower under (and as defined in) the Agreement. By executing this consent, each Guarantor hereby absolutely and unconditionally reaffirms to the Bank that such Guarantor's Guaranty remains in full force and effect. In addition, each Guarantor hereby acknowledges and agrees to the terms and conditions of this First Amendment, and of the Agreement and the other Loan Documents as amended hereby (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable to it herein or therein).

                                        DOVER SADDLERY, INC.


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President


                                        SMITH BROTHERS, INC.


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President


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